UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 20, 2024

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FI	The New York Stock Exchange
1.125% Senior Notes due 2027	FI27	The New York Stock Exchange
1.625% Senior Notes due 2030	FI30	The New York Stock Exchange
2.250% Senior Notes due 2025	FI25	The New York Stock Exchange
3.000% Senior Notes due 2031	FI31	The New York Stock Exchange
4.500% Senior Notes due 2031	FI31A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments.

On September 20, 2024, Fiserv, Inc. (the “Company”) determined that it expects to record a non-cash impairment of the carrying value of its equity method investment in Wells Fargo Merchant Services (“WFMS”) in the third quarter of 2024 in accordance with U.S. generally accepted accounting principles. WFMS is a joint venture that is owned 40% by a wholly owned subsidiary of the Company and 60% by Wells Fargo Bank, National Association (“Wells Fargo”). The Company acquired its 40% ownership in WFMS through its 2019 merger with First Data Corporation. The joint venture is expected to expire on April 1, 2025. Upon expiration, the Company expects to receive a cash payment or assets equal to the value of its share of the joint venture, as determined in accordance with an agreed upon contractual valuation and separation process.

The Company estimates the impairment charge to be in the range of $400 million to $600 million. This estimate is based on the Company’s estimate of the value of its portion of the joint venture and is subject to adjustment based on completion of the valuation process agreed to by the Company and Wells Fargo and additional information received throughout the valuation process. The Company does not expect the impairment charge to result in any material future cash expenditures.

Item 7.01.	Regulation FD Disclosure.

In connection with the expiration of the joint venture, the Company and Wells Fargo entered into a multiyear agreement for the Company to provide processing for current and future merchant clients as well as other services to Wells Fargo’s merchant business.

The Company does not expect the impairment to impact the Company’s 2024 adjusted earnings per share because it is a non-cash impairment charge. In addition, the Company does not expect to change its previously communicated medium-term performance outlook for 2025 and 2026 for organic revenue growth of 9-12% or adjusted earnings per share growth of 14-18% as a result of the expiration of the joint venture.

Use of Non-GAAP Financial Measures

This Current Report on Form 8-K includes the following unaudited non-GAAP financial measures: “organic revenue,” “organic revenue growth,” “adjusted earnings per share,” and “adjusted earnings per share growth.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain passthrough revenue and expenses should enhance shareholders’ ability to evaluate the Company’s performance, as such measures provide additional insights into the factors and trends affecting its business.

Forward-Looking Non-GAAP Financial Measures

The Company’s forward-looking non-GAAP financial measures, including organic revenue, organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the Company’s performance by excluding certain items to focus on factors and trends affecting its business. The Company’s organic revenue growth outlook excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the Company’s postage reimbursements. The Company’s adjusted earnings per share outlook excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; net charges associated with debt financing activities; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; certain discrete tax benefits and expenses; and non-cash deferred revenue adjustments. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s estimate of the impairment charge in connection with the expiration of the WFMS merchant alliance agreement and the impact of the expiration of the WFMS merchant alliance agreement on the Company’s adjusted earnings per share and organic revenue outlook. Statements can generally be identified as forward-looking because they include words such as “will,” “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the Company’s future plans, outlook, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. The factors that could cause the Company’s actual results to differ materially include, among others, the factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the Company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 25, 2024	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer